Exhibit 99.1
Chord Energy Corporation Reports Financial and Operating Results for Second Quarter 2023, Declares Base and Variable Dividends and Issues Updated Outlook
Houston, Texas — August 2, 2023 — Chord Energy Corporation (NASDAQ: CHRD) (“Chord”, “Chord Energy” or the “Company”) today reported second quarter 2023 financial and operating results. On July 1, 2022, the Company completed the merger of equals transaction between Oasis Petroleum Inc. (“Oasis”) and Whiting Petroleum Corporation (“Whiting”). The results reported for the three and six months ended June 30, 2023 reflect the consolidated results of Chord, while the results reported for the three and six months ended June 30, 2022 reflect legacy Oasis, unless otherwise noted.
2Q23 Operational and Financial Highlights:
•2Q23 oil volumes of 96.4 MBopd were at the high-end of guidance;
•Total 2Q23 volumes of 169.0 MBoepd were above the high-end of guidance;
•E&P and other CapEx was $257.0MM in 2Q23 and $459.3MM in 1H23. E&P and other CapEx in 2Q23 and 1H23 includes $10.1MM and $10.9MM, respectively, related to divested non-operated assets that will be reimbursed and was not in guidance;
•2Q23 oil, NGL and gas revenue of $695.4MM impacted by lower realized gas and NGL pricing;
•Net cash provided by operating activities was $408.2MM and net income was $216.1MM in 2Q23;
•Adjusted EBITDA(1) was $369.6MM and Adjusted Free Cash Flow(1) was $105.3MM in 2Q23. Adjusted Free Cash Flow was reduced by the $10.1MM of E&P and other CapEx related to divested non-operated assets that will be reimbursed;
•Total return of capital for 2Q23 of $87MM was set at 75% of Adjusted Free Cash Flow(1), plus the $10.9MM of E&P and other CapEx incurred in 1H23 related to divested non-operated assets that will be reimbursed. Return of capital for 2Q23 includes share repurchases of $31MM during 2Q23 at a weighted average price of $147.59 per share;
•Declared a base-plus-variable cash dividend of $1.36 per share of common stock. The dividend will be payable on August 29, 2023 to shareholders of record as of August 15, 2023;
•Completed the acquisition of assets in the Williston Basin from XTO Energy Inc. and affiliates (collectively, “XTO”), subsidiaries of Exxon Mobil Corporation, for total cash consideration of $361.6MM, subject to customary post-closing adjustments;
•Announced $29MM of non-core asset sales incremental to those announced in May 2023. 2H23 volumes associated with the divested assets are approximately 0.5 MBopd. All transactions have closed or are expected to close during 3Q23. Total non-core asset sales are approximately $64MM, which includes $35MM announced in May 2023 and the $10.9MM of E&P and other CapEx incurred in 1H23 that will be reimbursed;
•ESG and sustainability initiatives progressing with a focus on continually improving safety and emissions. Sustainability report to be released in 3Q23. Chord is committed to continuous improvement across ESG and delivering the energy the world needs.
(1) Non-GAAP financial measure. See “Non-GAAP Financial Measures” below for a reconciliation to the most directly comparable financial measures under United States generally accepted accounting principles (“GAAP”).
“Chord’s second quarter performance benefited from strong well performance as we continue to see positive results from our three-mile lateral program,” said Danny Brown, Chord Energy’s President and Chief Executive Officer. “In addition, the acquisition of certain XTO assets closed at the end of the quarter and extends our inventory runway in core areas while making legacy Chord areas more capital efficient through the conversion of two-mile DSUs to three-mile DSUs. Concurrently, Chord continues to optimize its portfolio through the divestment of non-core assets. Our substantial low-cost inventory and capital efficiency support sustainable free cash generation and Chord continued to return high amounts of free cash flow to shareholders including increasing the percentage returned through share repurchases. At Chord we remain excited about the oil and gas industry, the benefits we bring to the world, and are focused on sustainable value creation through disciplined capital allocation, responsible operations, and maintaining a strong balance sheet.”
2Q23 Operational and Financial Update:
The following table presents select 2Q23 operational and financial data compared to guidance released in May 2023:

Metric	2Q23 Actual	2Q23 Guidance
Oil volumes (MBopd)	96.4	93.5 – 96.5
NGL volumes (MBblpd)	36.0	33.5 – 34.5
Natural gas volumes (MMcfpd)	219.3	217.0 – 223.0
Total volumes (MBoepd)	169.0	163.2 – 168.2
Oil premium to WTI ($/Bbl)	$0.14	$(0.60) – $1.40
NGL realization (% of WTI)	12%	23% – 33%
Residue gas realization (% of Henry Hub)	45%	55% – 65%
LOE ($/Boe)	$10.31	$10.00 – $10.80
Cash GPT ($/Boe)(1)	$3.15	$2.50 – $3.10
Cash G&A ($MM)(1,2)	$17.7	$15.1 – $18.1
Production Taxes (% of oil, NGL and gas sales)	8.4%	8.0% – 8.4%
E&P & Other CapEx ($MM)(3)	$257.0	$235 – $265
Cash Interest ($MM)(1)	$7.3	$7.0 – $8.0
___________________
(1)Non-GAAP financial measure. See “Non-GAAP Financial Measures” below for a reconciliation to the most directly comparable financial measures under GAAP.
(2)Excludes cash-related costs attributable to the merger of $6.9MM incurred in 2Q23.
(3)Includes $10.1MM for E&P and other CapEx related to divested non-operated assets that will be reimbursed and excludes capitalized interest of $1.3MM.
During the three months ended June 30, 2023, net cash provided by operating activities was $408.2MM and net income was $216.1MM ($4.96/diluted share). Adjusted EBITDA was $369.6MM, Adjusted Free Cash Flow was $105.3MM and Adjusted Net Income was $158.4MM ($3.65/diluted share). Adjusted EBITDA, Adjusted Free Cash Flow and Adjusted Net Income are non-GAAP financial measures. See “Non-GAAP Financial Measures” below for a reconciliation to the most directly comparable financial measures under GAAP.
Chord turned in line 22 gross (18 net) operated wells in 2Q23.
Updated Outlook:
Chord is updating its outlook to reflect its latest projections, including the impact of the acquisition of assets in the Williston Basin from XTO, which closed June 30, 2023, and additional non-core divestitures which closed in 2Q23 or are expected to close in 3Q23. Assuming pricing of $75/Bbl WTI and $2.75/MMBtu Henry Hub for the remainder of 2023, Chord expects to generate approximately $1.7B of Adjusted EBITDA and approximately $735MM of Adjusted Free Cash Flow in 2023, including the impact of derivatives but excluding dividends. The reinvestment rate is expected to be approximately 50% in 2H23. Changes to the Company’s outlook since May 2023 include:
•Updating volume projections to account for the latest development schedule and the production impact from the acquisition and non-core divestitures in 1H23. Excluding the impacts of acquisitions and divestitures, FY23 oil volumes are in-line with May guidance;
•Lowering NGL realizations and residue gas realizations to account for current market prices versus WTI. Current guidance assumes elevated levels of ethane rejection;
•GPT per BOE adjusted to reflect the conversion of a marketing agreement from a sales contract to a transportation contract;
•Increasing production tax as a percentage of revenue to reflect an escalation of the North Dakota gas extraction tax effective in July; and
•FY23 E&P and other CapEx increasing to $850MM – $880MM, which excludes the $10.9MM of E&P and other CapEx incurred in 1H23 related to divested non-operated assets that will be reimbursed. E&P and other CapEx was increased to reflect incremental 4Q23 activity associated with the acquisition of assets in the Williston Basin from XTO.

The following table presents select operational and financial guidance for 3Q23 and FY23:

Metric	3Q23 Guidance (August 2, 2023)	FY23 Guidance (August 2, 2023)	FY23 Guidance (May 3, 2023)
Oil volumes (MBopd)	95.5 – 98.5	97.0 – 99.0	95.0 – 98.0
NGL volumes (MBblpd)	34.5 – 35.5	34.7 – 35.2	33.0 – 34.0
Natural gas volumes (MMcfpd)	222.0 – 228.0	222.0 – 225.0	216.0 – 220.5
Total volumes (MBoepd)	167.0 – 172.0	168.7 – 171.7	164.0 – 168.5
Oil premium (discount) to WTI ($/Bbl)	$(0.40) – $1.60	$(0.66) – $1.34	$(0.50) – $1.50
NGL realization (% of WTI)	10% – 20%	13% – 23%	23% – 33%
Residue gas realization (% of Henry Hub)	40% – 50%	54% – 64%	56% – 66%
LOE ($/Boe)	$10.20 – $11.00	$9.95 – $10.75	$9.75 – $10.60
Cash GPT ($/Boe)(1)	$2.80 – $3.40	$2.75 – $3.35	$2.50 – $3.10
Cash G&A ($MM)(1,2)	$14.6 – $17.6	$63.0 – $73.0	$63.0 – $73.0
Production Taxes (% of oil, NGL and gas sales)	8.6% – 9.0%	8.2% – 8.6%	7.9% – 8.3%
E&P & Other CapEx ($MM)(3)	$245 – $275	$850 – $880	$825 – $865
Cash Interest ($MM)(1)	$7.7 – $8.7	$29.5 – $31.5	$28.0 – $32.0
___________________
(1)Non-GAAP financial measure. See “Non-GAAP Financial Measures” below for a reconciliation to the most directly comparable financial measures under GAAP.
(2)     Excludes cash-related costs attributable to the merger.
(3)     FY23 E&P and other CapEx excludes $10.9MM related to divested non-core assets that will be reimbursed and excludes capitalized interest of $1.4MM and $5.1MM in 3Q23 and FY23, respectively.
Chord expects cash taxes to range between 0% – 10% of Adjusted EBITDA in 2H23 with NYMEX WTI between $70/Bbl – $90/Bbl.
Select Operational and Financial Data:
The following table presents select operational and financial data from continuing operations for the periods presented:

	2Q23	1Q23	2Q22
Production data:
Crude oil (MBopd)	96.4	95.1	41.2
NGLs (MBblpd)(1)	36.0	32.7	—
Natural gas (MMcfpd)(1)	219.3	221.4	137.4
Total production (MBoepd)(1)	169.0	164.7	64.1
Percent crude oil	57.0%	57.7%	64.3%

	2Q23	1Q23	2Q22
Average sales prices:
Crude oil, without realized derivatives ($/Bbl)	$73.89	$76.04	$111.79
Differential to NYMEX WTI ($/Bbl)	0.14	—	2.82
Crude oil, with realized derivatives ($/Bbl)	68.03	65.79	78.71
Crude oil realized derivatives ($MM)	(51.4)	(87.7)	(124.0)
NGL, without realized derivatives ($/Bbl)(1)	8.70	21.13	—
NGL, with realized derivatives ($/Bbl)(1)	8.70	22.10	—
NGL realized derivatives ($MM)	—	2.9	—
Natural gas, without realized derivatives ($/Mcf)(1)	0.95	2.66	9.57
Natural gas, with realized derivatives ($/Mcf)(1)	0.96	2.31	8.62
Natural gas realized derivatives ($MM)	0.1	(7.0)	(11.9)
Selected financial data ($MM):
Revenues:
Crude oil revenues	$647.9	$650.9	$418.9
NGL revenues(1)	28.5	62.2	—
Natural gas revenues(1)	19.0	53.1	119.7
Total oil, NGL and natural gas revenues	$695.4	$766.2	$538.6
Cash flows:
Net cash provided by operating activities:	$408.2	$468.8	$396.4
Non-GAAP financial measures(2):
Adjusted EBITDA	$369.6	$408.3	$255.9
Adjusted Free Cash Flow(3)	105.3	198.6	202.9
Adjusted net income attributable to Chord from continuing operations	158.4	194.4	153.5
Select operating expenses:
Lease operating expenses (“LOE”)	$158.6	$153.4	$67.7
Gathering, processing and transportation expenses (“GPT”)	43.4	37.0	31.8
Production taxes	58.5	60.5	40.1
Depreciation, depletion and amortization	137.0	133.8	42.1
Total select operating expenses	$397.5	$384.7	$181.7
Earnings per share:
Basic earnings per share	$5.19	$7.13	$6.69
Diluted earnings per share	4.96	6.87	6.23
Adjusted diluted earnings per share (Non-GAAP)(2)	3.65	4.49	7.30
___________________
(1)Beginning in 3Q22, the Company reported crude oil, NGLs and natural gas on a three-stream basis. Prior to 3Q22, the Company reported crude oil and natural gas (including NGLs) on a two-stream basis. This change impacts comparability between periods.
(2)Non-GAAP financial measure. See “Non-GAAP Financial Measures” below for a reconciliation to the most directly comparable financial measures under GAAP.
(3)2Q23 Adjusted Free Cash Flow was reduced by $10.1MM for E&P and other CapEx related to divested non-operated assets that will be reimbursed.

Capital Expenditures:
The following table presents the Company’s total capital expenditures (“CapEx”) by category for the period presented:

	1Q23	2Q23	YTD23
CapEx ($MM):
E&P	$201.8	$256.6	$458.4
Other	0.5	0.4	0.9
Total E&P and other CapEx(1)	202.3	257.0	459.3
Capitalized interest	1.4	1.3	2.7
Acquisitions	—	361.6	361.6
Total CapEx	$203.7	$619.9	$823.6
___________________
(1)2Q23 and 1H23 includes $10.1MM and $10.9MM of E&P and other CapEx, respectively, related to divested non-operated assets that will be reimbursed.
Dividend Declaration:
Chord declared a base-plus-variable cash dividend of $1.36 per share of common stock. The dividend will be payable on August 29, 2023 to shareholders of record as of August 15, 2023. The base-plus-variable dividend was declared in connection with Chord’s return of capital plan. Additional details regarding the calculation of the variable dividend can be found in the Company’s most recent investor presentation located on its website at https://ir.chordenergy.com/presentations.
Balance Sheet and Liquidity:
The following table presents key balance sheet data and liquidity metrics as of June 30, 2023 (in millions):

June 30, 2023
Revolving credit facility(1)	$1,000.0

Revolver borrowings	$—
Senior notes	400.0
Total debt	$400.0

Cash and cash equivalents	$214.8
Letters of credit	6.1
Liquidity	$1,208.7
___________________
(1)$2.5B borrowing base and $1.0B of elected commitments.

Contact:
Chord Energy Corporation
Danny Brown, President and Chief Executive Officer
Michael Lou, Executive Vice President and Chief Financial Officer
Bob Bakanauskas, Managing Director, Investor Relations
(281) 404-9600
ir@chordenergy.com
Conference Call Information
Investors, analysts and other interested parties are invited to listen to the webcast:
Date:         Thursday, August 3, 2023
Time:        10:00 a.m. Central Time
Live Webcast:     https://app.webinar.net/WQ0moR76zLP

Sell-side analysts wishing to ask a question may use the following dial-in:
Dial-in:     (888) 317-6003
Intl. Dial-in: (412) 317-6061
Conference ID:     3688881
A recording of the conference call will be available beginning at 1:00 p.m. Central Time on the day of the call and will be available until Thursday, August 10, 2023 by dialing:
Replay dial-in:     (877) 344-7529
Intl. replay:     (412) 317-0088
Replay access:     8715992
The call will also be available for replay for approximately 30 days at https://www.chordenergy.com
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Chord expects, believes or anticipates will or may occur in the future, including any statements regarding the benefits and synergies of the merger, future opportunities for Chord, future financial performance and condition, guidance and statements regarding Chord’s expectations, beliefs, plans, objectives, assumptions or future events or performance are forward-looking statements. The words “anticipate,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “likely,” “plan,” “positioned,” “strategy” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements. Specific forward-looking statements include statements regarding Chord’s plans and expectations with respect to the return of capital plan, production levels and reinvestment rates, anticipated financial and operating results and other guidance and the effects, benefits and synergies of the merger.
These statements are based on certain assumptions made by Chord based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Chord, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, the ultimate results of integrating the operations of Chord, the effects of the business combination on Chord, including Chord’s future financial condition, results of operations, strategy and plans, the ability of Chord to realize the anticipated benefits or synergies of the merger in the timeframe expected or at all, changes in crude oil, NGL and natural gas prices, war and political instability in Ukraine and the effect on commodity prices due to the ongoing conflict in Ukraine, inflation rates and the impact of associated monetary policy responses, including increased interest rates, developments in the global economy, the impact of pandemics such as COVID-19, weather and environmental conditions, the timing of planned capital expenditures, availability of acquisitions, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as Chord’s ability to access them, the proximity to and capacity of transportation facilities, the availability of midstream service providers, uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting Chord’s business and other important factors that could cause actual results to differ materially from those projected as described in Chord’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”).
Any forward-looking statement speaks only as of the date on which such statement is made and Chord undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements. Additional information concerning other risk factors is also contained in Chord’s most recently filed Annual Reports on Form 10-K, for the year ended December 31, 2022, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other SEC filings.
About Chord Energy
Chord Energy Corporation is an independent exploration and production company with quality and sustainable long-lived assets in the Williston Basin. The Company is uniquely positioned with a best-in-class balance sheet and is focused on rigorous capital discipline and generating free cash flow by operating efficiently, safely and responsibly to develop its unconventional onshore oil-rich resources in the continental United States. For more information, please visit the Company’s website at www.chordenergy.com.

Chord Energy Corporation
Consolidated Balance Sheets (Unaudited)
(In thousands, except share data)

	June 30, 2023	December 31, 2022

ASSETS
Current assets
Cash and cash equivalents	$214,787	$593,151
Accounts receivable, net	770,099	781,738
Inventory	63,439	54,411
Prepaid expenses	36,162	17,624
Derivative instruments	28,972	23,735
Other current assets	338	11,853
Current assets held for sale	10,726	—
Total current assets	1,124,523	1,482,512
Property, plant and equipment
Oil and gas properties (successful efforts method)	5,850,189	5,120,121
Other property and equipment	52,338	72,973
Less: accumulated depreciation, depletion and amortization	(734,618)	(481,751)
Total property, plant and equipment, net	5,167,909	4,711,343
Derivative instruments	38,527	37,965
Investment in unconsolidated affiliate	115,763	130,575
Long-term inventory	17,848	22,009
Operating right-of-use assets	19,848	23,875
Deferred tax assets	54,369	200,226
Other assets	20,903	22,576
Total assets	$6,559,690	$6,631,081

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$13,879	$29,056
Revenues and production taxes payable	534,190	607,964
Accrued liabilities	507,980	362,454
Accrued interest payable	2,215	3,172
Derivative instruments	81,181	341,541
Advances from joint interest partners	3,018	3,736
Current operating lease liabilities	10,400	9,941
Other current liabilities	7,198	3,469
Current liabilities held for sale	13,332	—
Total current liabilities	1,173,393	1,361,333
Long-term debt	395,049	394,209
Asset retirement obligations	127,338	146,029
Derivative instruments	145	2,829
Operating lease liabilities	20,544	13,266
Other liabilities	23,651	33,617
Total liabilities	1,740,120	1,951,283

Commitments and contingencies
Stockholders’ equity
Common stock, $0.01 par value: 120,000,000 shares authorized; 43,958,610 shares issued and 41,390,064 shares outstanding at June 30, 2023; and 120,000,000 shares authorized, 43,726,181 shares issued and 41,477,093 shares outstanding at December 31, 2022	441	438
Treasury stock, at cost: 2,568,546 shares at June 30, 2023 and 2,249,088 shares at December 31, 2022	(297,768)	(251,950)
Additional paid-in capital	3,500,727	3,485,819
Retained earnings	1,616,170	1,445,491
Total stockholders’ equity	4,819,570	4,679,798
Total liabilities and stockholders’ equity	$6,559,690	$6,631,081

Chord Energy Corporation
Consolidated Statements of Operations (Unaudited)
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Revenues
Oil, NGL and gas revenues	$695,426	$538,567	$1,461,626	$1,032,069
Purchased oil and gas sales	216,645	250,489	346,962	409,956
Other services revenues	—	324	—	324
Total revenues	912,071	789,380	1,808,588	1,442,349
Operating expenses
Lease operating expenses	158,554	67,734	311,962	130,921
Gathering, processing and transportation expenses	43,397	31,813	80,412	64,210
Purchased oil and gas expenses	216,226	252,058	345,819	413,684
Production taxes	58,488	40,081	119,005	75,938
Depreciation, depletion and amortization	137,046	42,136	270,837	86,809
General and administrative expenses	42,174	24,822	74,658	49,189
Exploration and impairment	6,782	278	31,646	788
Total operating expenses	662,667	458,922	1,234,339	821,539
Gain on sale of assets, net	1,613	319	2,840	1,840
Operating income	251,017	330,777	577,089	622,650
Other income (expense)
Net gain (loss) on derivative instruments	29,518	(98,253)	96,452	(466,175)
Net gain (loss) from investment in unconsolidated affiliate	10,126	(96,253)	7,910	(36,116)
Interest expense, net of capitalized interest	(7,228)	(6,949)	(14,363)	(14,165)
Other income	2,293	1,298	7,486	3,050
Total other income (expense), net	34,709	(200,157)	97,485	(513,406)
Income from continuing operations before income taxes	285,726	130,620	674,574	109,244
Income tax (expense) benefit	(69,655)	219	(161,504)	2,044
Net income from continuing operations	216,071	130,839	513,070	111,288
Income from discontinued operations attributable to Chord, net of income tax	—	—	—	485,554
Net income attributable to Chord	$216,071	$130,839	$513,070	$596,842
Earnings attributable to Chord per share:
Basic from continuing operations	$5.19	$6.69	$12.32	$5.73
Basic from discontinued operations	—	—	—	24.99
Basic total	$5.19	$6.69	$12.32	$30.72
Diluted from continuing operations	$4.96	$6.23	$11.83	$5.30
Diluted from discontinued operations	—	—	—	23.14
Diluted total	$4.96	$6.23	$11.83	$28.44
Weighted average shares outstanding:
Basic	41,494	19,553	41,531	19,430
Diluted	43,386	20,990	43,267	20,983

Chord Energy Corporation
Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Six Months Ended June 30,
	2023	2022

Cash flows from operating activities:
Net income including non-controlling interests	$513,070	$599,153
Adjustments to reconcile net income including non-controlling interests to net cash provided by operating activities:
Depreciation, depletion and amortization	270,837	86,809
Gain on sale of assets	(2,840)	(520,740)
Impairment	28,964	—
Deferred income taxes	145,857	(7)
Net (gain) loss on derivative instruments	(96,452)	466,175
Net (gain) loss from investment in unconsolidated affiliate	(7,910)	36,116
Equity-based compensation expenses	27,181	9,663
Deferred financing costs amortization and other	(4,035)	3,294
Working capital and other changes:
Change in accounts receivable, net	5,564	(112,688)
Change in inventory	(3,526)	(14,040)
Change in prepaid expenses	317	1,035
Change in accounts payable, interest payable and accrued liabilities	(11,084)	96,141
Change in other assets and liabilities, net	11,104	11,080
Net cash provided by operating activities	877,047	661,991
Cash flows from investing activities:
Capital expenditures	(407,773)	(114,325)
Acquisitions	(361,609)	—
Proceeds from divestitures, net of cash divested	59,219	148,818
Costs related to divestitures	—	(11,368)
Derivative settlements	(154,110)	(201,668)
Distributions from investment in unconsolidated affiliate	5,984	26,862
Net cash used in investing activities	(858,289)	(151,681)
Cash flows from financing activities:
Proceeds from revolving credit facilities	—	15,000
Deferred financing costs	—	(9)
Repurchases of common stock	(45,818)	—
Tax withholding on vesting of equity-based awards	(13,631)	(4,789)
Dividends paid	(337,747)	(139,860)
Payments on finance lease liabilities	(933)	(229)
Proceeds from warrants exercised	1,007	15,908
Net cash used in financing activities	(397,122)	(113,979)
Increase (decrease) in cash and cash equivalents	(378,364)	396,331
Cash and cash equivalents:
Beginning of period	593,151	174,783
End of period	$214,787	$571,114

Supplemental non-cash transactions:
Change in accrued capital expenditures	$74,114	$(806)
Change in asset retirement obligations	547	(428)
Investment in unconsolidated affiliate	—	568,312
Dividends payable	35,321	317,530

Non-GAAP Financial Measures
The following are non-GAAP financial measures not prepared in accordance with GAAP that are used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company believes that the foregoing are useful supplemental measures that provide an indication of the results generated by the Company’s principal business activities. However, these measures are not recognized by GAAP and do not have a standardized meaning prescribed by GAAP. Therefore, these measures may not be comparable to similar measures provided by other issuers. From time to time, the Company provides forward-looking forecasts of these measures; however, the Company is unable to provide a quantitative reconciliation of the forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measures because management cannot reliably quantify certain of the necessary components of such forward-looking GAAP measures. The reconciling items in future periods could be significant. To see how the Company reconciles its historical presentations of these non-GAAP financial measures to the most directly comparable GAAP measures, please visit the Investors—Documents & Disclosures—Non-GAAP Reconciliation page on the Company’s website at https://ir.chordenergy.com/non-gaap.
Cash GPT
The Company defines Cash GPT as total GPT expenses less non-cash valuation charges on pipeline imbalances and non-cash mark-to-market adjustments on transportation contracts accounted for as derivative instruments. Cash GPT is not a measure of GPT expenses as determined by GAAP. Management believes that the presentation of Cash GPT provides useful additional information to investors and analysts to assess the cash costs incurred to market and transport the Company’s commodities from the wellhead to delivery points for sale without regard to the change in value of its pipeline imbalances, which vary monthly based on commodity prices, and without regard to the non-cash mark-to-market adjustments on transportation contracts classified as derivative instruments.
The following table presents a reconciliation of the GAAP financial measure of GPT expenses to the non-GAAP financial measure of Cash GPT for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

	(In thousands)
GPT	$43,397	$31,813	$80,412	$64,210
Pipeline imbalances	(2,133)	827	(8,137)	1,143
Mark-to-market adjustments on derivative transportation contracts	7,123	—	18,279	—
Cash GPT	$48,387	$32,640	$90,554	$65,353

Cash G&A
The Company defines Cash G&A as total G&A expenses less G&A expenses directly attributable to the merger of equals with Whiting, non-cash equity-based compensation expenses, G&A expenses attributable to shared service allocations and other non-cash charges. Cash G&A is not a measure of G&A expenses as determined by GAAP. Management believes that the presentation of Cash G&A provides useful additional information to investors and analysts to assess the Company’s operating costs in comparison to peers without regard to the aforementioned charges, which can vary substantially from company to company.

The following table presents a reconciliation of the GAAP financial measure of G&A expenses to the non-GAAP financial measure of Cash G&A for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

	(In thousands)
General and administrative expenses	$42,174	$24,822	$74,658	$49,189
Merger costs(1)	(6,908)	—	(9,701)	—
Equity-based compensation expenses	(15,327)	(4,815)	(27,181)	(9,616)
G&A expenses attributable to shared services	—	—	—	(1,624)
Other non-cash adjustments	(2,284)	(35)	(1,873)	(2,253)
Cash G&A	$17,655	$19,972	$35,903	$35,696
___________________
(1)Includes costs directly attributable to the merger of equals with Whiting for the three and six months ended June 30, 2023.
Cash Interest
The Company defines Cash Interest as interest expense plus capitalized interest less amortization and write-offs of deferred financing costs. Cash Interest is not a measure of interest expense as determined by GAAP. Management believes that the presentation of Cash Interest provides useful additional information to investors and analysts for assessing the interest charges incurred on the Company’s debt to finance its operating activities and the Company’s ability to maintain compliance with its debt covenants.
The following table presents a reconciliation of the GAAP financial measure of interest expense to the non-GAAP financial measure of Cash Interest for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

	(In thousands)
Interest expense	$7,228	$6,949	$14,363	$14,165
Capitalized interest	1,323	879	2,744	1,480
Amortization of deferred financing costs	(1,211)	(864)	(2,409)	(1,719)
Cash Interest	$7,340	$6,964	$14,698	$13,926

Adjusted EBITDA and Adjusted Free Cash Flow
The Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation, depletion and amortization (“DD&A”), merger costs, exploration expenses and impairment expenses and other similar non-cash or non-recurring charges. The Company defines Adjusted EBITDA from continuing operations as Adjusted EBITDA less Adjusted EBITDA from discontinued operations. The Company defines Adjusted Free Cash Flow as Adjusted EBITDA from continuing operations less Cash Interest and E&P and other capital expenditures (excluding capitalized interest and acquisition capital).
Adjusted EBITDA and Adjusted Free Cash Flow are not measures of net income or cash flows from operating activities as determined by GAAP. Management believes that the presentation of Adjusted EBITDA and Adjusted Free Cash Flow provides useful additional information to investors and analysts for assessing the Company’s results of operations, financial performance, ability to generate cash from its business operations without regard to its financing methods or capital structure and the Company’s ability to maintain compliance with its debt covenants.
The following table presents reconciliations of the GAAP financial measures of net income including non-controlling interests and net cash provided by operating activities to the non-GAAP financial measures of Adjusted EBITDA and Adjusted Free Cash Flow for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(In thousands)
Net income including non-controlling interests	$216,071	$130,839	$513,070	$599,153
Interest expense, net of capitalized interest	7,228	6,949	14,363	17,850
Income tax (benefit) expense	69,655	(219)	161,504	39,178
Depreciation, depletion and amortization	137,046	42,136	270,837	86,809
Merger costs(1)	6,908	—	9,701	—
Exploration and impairment expenses	6,782	278	31,646	788
Gain on sale of assets	(1,613)	(319)	(2,840)	(520,740)
Net (gain) loss on derivative instruments	(29,518)	98,253	(96,452)	466,175
Realized loss on derivative instruments	(51,241)	(135,840)	(143,099)	(221,104)
Net (gain) loss from investment in unconsolidated affiliate	(10,126)	96,253	(7,910)	36,116
Distributions from investment in unconsolidated affiliate	2,969	13,746	5,984	26,862
Equity-based compensation expenses	15,327	4,815	27,181	9,663
Other non-cash adjustments	154	(988)	(6,059)	272
Adjusted EBITDA	369,642	255,903	777,926	541,022
Adjusted EBITDA from discontinued operations	—	—	—	(12,296)
Adjusted EBITDA from continuing operations	369,642	255,903	777,926	528,726
Cash Interest	(7,340)	(6,964)	(14,698)	(13,926)
E&P and other capital expenditures	(257,012)	(46,014)	(459,308)	(108,928)
Adjusted Free Cash Flow	$105,290	$202,925	$303,920	$405,872

Net cash provided by operating activities	$408,235	$396,411	$877,047	$661,991
Changes in working capital	(3,700)	(24,573)	(2,376)	18,473
Interest expense, net of capitalized interest	7,228	6,949	14,363	17,850
Current income tax (benefit) expense	(2,280)	(219)	15,647	39,184
Merger costs(1)	6,908	—	9,701	—
Exploration expenses	1,124	278	2,683	788
Realized loss on derivative instruments	(51,241)	(135,840)	(143,099)	(221,104)
Distributions from investment in unconsolidated affiliate	2,969	13,746	5,984	26,862
Deferred financing costs amortization and other	245	139	4,035	(3,294)
Other non-cash adjustments	154	(988)	(6,059)	272
Adjusted EBITDA	369,642	255,903	777,926	541,022
Adjusted EBITDA from discontinued operations	—	—	—	(12,296)
Adjusted EBITDA from continuing operations	369,642	255,903	777,926	528,726
Cash Interest	(7,340)	(6,964)	(14,698)	(13,926)
E&P and other capital expenditures(2)	(257,012)	(46,014)	(459,308)	(108,928)
Adjusted Free Cash Flow	$105,290	$202,925	$303,920	$405,872
___________________
(1)Includes cash-related costs directly attributable to the merger of equals with Whiting that were incurred during the three and six months ended June 30, 2023.
(2)The three and six months ended June 30, 2023 includes $10.1MM and $10.9MM of E&P and other CapEx, respectively, related to divested non-operated assets that will be reimbursed.

Adjusted Net Income Attributable to Chord and Adjusted Diluted Earnings Attributable to Chord Per Share
Adjusted Net Income Attributable to Chord and Adjusted Diluted Earnings Attributable to Chord Per Share are supplemental non-GAAP financial measures that are used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted Net Income Attributable to Chord as net income attributable to Chord after adjusting for (1) the impact of certain non-cash items, including non-cash changes in the fair value of derivative instruments, non-cash changes in the fair value of the Company’s investment in an unconsolidated affiliate, impairment and other similar non-cash charges, (2) merger costs and (3) the impact of taxes based on the Company’s effective tax rate applicable to those adjusting items in the same period. Adjusted Net Income Attributable to Chord is not a measure of net income as determined by GAAP.
The Company calculates earnings per share under the two-class method in accordance with GAAP. The two-class method is an earnings allocation formula that computes earnings per share for each class of common stock and participating security according to dividends declared (or accumulated) and participation rights in undistributed earnings. Adjusted Diluted Earnings Attributable to Chord Per Share is calculated as (i) Adjusted Net Income Attributable to Chord (ii) less distributed and undistributed earnings allocated to participating securities (iii) divided by the weighted average number of diluted shares outstanding for the periods presented.
The following table presents reconciliations of the GAAP financial measure of net income attributable to Chord to the non-GAAP financial measure of Adjusted Net Income Attributable to Chord and the GAAP financial measure of diluted earnings attributable to Chord per share to the non-GAAP financial measure of Adjusted Diluted Earnings Attributable to Chord Per Share for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(In thousands)
Net income attributable to Chord	$216,071	$130,839	$513,070	$596,842
Net (gain) loss on derivative instruments	(29,518)	98,253	(96,452)	466,175
Realized loss on derivative instruments	(51,241)	(135,840)	(143,099)	(221,104)
Net (gain) loss from investment in unconsolidated affiliate	(10,126)	96,253	(7,910)	36,116
Distributions from investment in unconsolidated affiliate	2,969	13,746	5,984	26,862
Impairment	5,660	—	28,964	—
Merger costs(1)	6,908	—	9,701	—
Gain on sale of assets	(1,613)	(319)	(2,840)	(520,740)
Amortization of deferred financing costs	1,211	864	2,409	1,888
Other non-cash adjustments	154	(988)	(6,059)	272
Tax impact(2)	18,429	(18,166)	50,012	45,851
Other tax adjustments(3)	—	(31,157)	—	(109,466)
Adjusted net income attributable to Chord	158,904	153,485	353,780	322,696
Adjusted net income attributable to Chord from discontinued operations	—	—	—	(6,142)
Distributed and undistributed earnings allocated to participating securities	(526)	—	(954)	—
Adjusted net income from continuing operations attributable to common stockholders	$158,378	$153,485	$352,826	$316,554

Diluted earnings attributable to Chord per share	4.98	$6.23	11.86	$28.44
Net (gain) loss on derivative instruments	(0.68)	4.68	(2.23)	22.22
Realized loss on derivative instruments	(1.18)	(6.47)	(3.31)	(10.54)
Net (gain) loss from investment in unconsolidated affiliate	(0.23)	4.59	(0.18)	1.72
Distributions from investment in unconsolidated affiliate	0.07	0.65	0.14	1.28
Impairment	0.13	—	0.67	—
Merger costs(1)	0.16	—	0.22	—
Gain on sale of assets	(0.04)	(0.02)	(0.07)	(24.82)
Amortization of deferred financing costs	0.03	0.04	0.06	0.09
Other non-cash adjustments	—	(0.05)	(0.14)	0.01
Tax impact(2)	0.42	(0.87)	1.16	2.19
Other tax adjustments(3)	—	(1.48)	—	(5.22)
Adjusted Diluted Earnings Attributable to Chord Per Share	3.66	7.30	8.18	15.37
Less: Adjusted Diluted Earnings From Discontinued Operations Attributable to Chord Per Share	—	—	—	(0.29)
Less: Distributed and undistributed earnings allocated to participating securities	(0.01)	—	(0.02)	—
Adjusted Diluted Earnings From Continuing Operations Attributable to Chord Per Share	$3.65	$7.30	$8.16	$15.08

Diluted weighted average shares outstanding	43,386	20,990	43,267	20,983

Effective tax rate applicable to adjustment items(2)	24.4%	25.2%	23.9%	21.8%
_____________________
(1)Includes cash-related costs directly attributable to the merger of equals with Whiting that were incurred during the three and six months ended June 30, 2023.
(2)The tax impact is computed utilizing the Company’s effective tax rate applicable to the adjustments for certain non-cash and non-recurring items.
(3)Other tax adjustments relate to the change in the deferred tax asset valuation allowance, which was adjusted to reflect the tax impact of the other adjustments using an assumed effective tax rate that excludes its impact.